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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 23, 1998, with respect to the consolidated financial statements of HealthCare Financial Partners REIT, Inc., and July 30, 1998 with respect to the combining statements of revenue and certain expenses of Valencia Medical Center and Vista Village Shopping Center in the Registration
Statement (Form S-11 No. 333-     ) and related Prospectus of HealthCare
Financial Partners REIT, Inc. dated August 28, 1998.

                                       ERNST & YOUNG LLP


Washington, D.C.
August 27, 1998